Sheet1

Proxy Results - Debt Strategies Fund lIl, Inc..								11653700	0.000
1st Meeting Date: August 23, 2000
2nd Meeting Date: September 20, 2000
3rd Meeting Date: October 24, 2000
Record Date: June 27, 2000
As of: October 24, 2000

				Units Voted					Percentage of Total Outstanding Units Voted					Percentage of Total Units Voted

	Shares Needed	Outstanding	Votes Needed									Votes Received
Fund	To Pass	Shares	50% + 1	For	Against	Abstain	Votes Needed		For	Against	Abstain	over 50% + 1	Proposal 1 (Trustees)	For	Against	Abstain

1) To approve the Agreement & Plan of MERGER	-62,999	11,010,000	5,505,001	5,568,000	157,309	218,470			50.57%	1.43%	1.98%	-0.57%		93.68%	2.65%	3.68%
between Debt Strategies, Debt Strategies II &
Debt Strategies lll

Final Proxy Results - Debt Strategies Fund lIl, Inc..								11653700	0.000
1st Meeting Date: August 23, 2000
Record Date: June 27, 2000
As of: August 23, 2000

				Units Voted					Percentage of Total Outstanding Units Voted					Percentage of Total Units Voted

	Shares Needed	Outstanding	Votes Needed									Votes Received
Fund	To Pass	Shares	50% + 1	For	Against	Abstain	Votes Needed		For	Against	Abstain	over 50% + 1	Proposal 1 (Trustees)	For	Against	Abstain

2) Election of Directors

RONALD W. FORBES	-5,062,727	11,010,000	5,505,001	10,567,728	215,667				95.98%	1.96%	0.00%	-45.98%		98.00%	2.00%	0.00%
TERRY K. GLENN	-5,062,727	11,010,000	5,505,001	10,567,728	215,667				95.98%	1.96%	0.00%	-45.98%		98.00%	2.00%	0.00%
CYNTHIA A. MONTGOMERY	-5,064,727	11,010,000	5,505,001	10,569,728	213,667				96.00%	1.94%	0.00%	-46.00%		98.02%	1.98%	0.00%
CHARLES C. REILLY	-5,062,727	11,010,000	5,505,001	10,567,728	215,667				95.98%	1.96%	0.00%	-45.98%		98.00%	2.00%	0.00%
KEVIN A. RYAN	-5,063,727	11,010,000	5,505,001	10,568,728	214,667				95.99%	1.95%	0.00%	-45.99%		98.01%	1.99%	0.00%
ROSCOE S. SUDDARTH	-5,064,727	11,010,000	5,505,001	10,569,728	213,667				96.00%	1.94%	0.00%	-46.00%		98.02%	1.98%	0.00%
RICHARD R. WEST	-5,065,727	11,010,000	5,505,001	10,570,728	212,667				96.01%	1.93%	0.00%	-46.01%		98.03%	1.97%	0.00%
ARTHUR ZEIKEL	-5,062,427	11,010,000	5,505,001	10,567,428	215,967				95.98%	1.96%	0.00%	-45.98%		98.00%	2.00%	0.00%
EDWARD D. ZINBARG	-5,064,727	11,010,000	5,505,001	10,569,728	213,667				96.00%	1.94%	0.00%	-46.00%		98.02%	1.98%	0.00%

3) Election of Auditors	-5,030,067	11,010,000	5,505,001	10,535,068	103,060	240,117			95.69%	0.94%	2.18%	-45.69%		96.85%	0.95%	2.21%

Last Updated on 04/19/2001
By MLMAG